                                                                     EXHIBIT 11
                                                                     ----------

                  TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
     PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                     (In thousands, except per-share amounts.)

                                                             For Three Months Ended
                                                             ----------------------
                                                               Mar 31       Mar 31
                                                                1994         1993
                                                              --------     --------
Income before cumulative effect of accounting changes .....   $133,702     $ 84,845
  Less preferred dividends accrued:
    Market auction preferred ..............................          -         (645)
    Money market preferred ................................          -         (716)
    Series A conversion preferred .........................          -       (6,279)
  Add:
    Dividends on series A conversion preferred
      shares assumed converted ............................          -        6,279
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted ............        661          671
                                                              --------     --------
Adjusted income before cumulative effect
  of accounting changes ...................................    134,363       84,155
Cumulative effect of accounting changes ...................          -       (4,173)
                                                              --------     --------
Adjusted net income .......................................   $134,363     $ 79,982
                                                              ========     ========
Earnings per Common and Common Equivalent Share:
- ------------------------------------------------
Weighted average common shares outstanding ................     91,198       82,779
  Weighted average common equivalent shares:
    Stock option and compensation plans ...................      1,444        1,335
    Convertible debentures ................................      2,413        2,413
    Series A conversion preferred .........................          -        7,757
                                                              --------     --------
  Weighted average common and common equivalent shares ....     95,055       94,284
                                                              ========     ========
Earnings per Common and Common Equivalent Share:
  Income before cumulative effect of accounting changes ...   $   1.41     $   0.89
  Cumulative effect of accounting changes .................          -        (0.04)
                                                              --------     --------
  Net income ..............................................   $   1.41     $   0.85
                                                              ========     ========
Earnings per Common Share Assuming Full Dilution:
- -------------------------------------------------
Weighted average common shares outstanding ................     91,198       82,779
  Weighted average common equivalent shares:
    Stock option and compensation plans ...................      1,460        1,471
    Convertible debentures ................................      2,413        2,413
    Series A conversion preferred .........................          -        7,757
                                                              --------     --------
  Weighted average common and common equivalent shares ....     95,071       94,420
                                                              ========     ========
Earnings per Common Share Assuming Full Dilution:
  Income before cumulative effect of accounting changes ...   $   1.41     $   0.89
  Cumulative effect of accounting changes .................          -        (0.04)
                                                              --------     --------
  Net income ..............................................   $   1.41     $   0.85
                                                              ========     ========
/TABLE